Exhibit 99.1

Contact:       D. Anthony Peay - (804) 632-2112
                  Senior Vice President/ Chief Financial Officer
Distribute to: Virginia State/Local Newslines, NY Times, AP, Reuters, S&P,
               Moody, Dow Jones, Investor Relations Service
April 16, 2003    11:00 a.m.                Traded: NASDAQ    Symbol: UBSH

          UNION BANKSHARES ELECTS FORMER VIRGINIA SECRETARY OF FINANCE
                              RON TILLETT TO BOARD

FOR IMMEDIATE RELEASE (Bowling Green, Virginia) --- Union Bankshares is pleased to announce the election of Ronald L. Tillett to its Board of Directors. Mr. Tillett is the Managing Director, Public Finance with Morgan Keegan & Company, Inc. in Richmond, Virginia. Prior to joining Morgan Keegan, Mr. Tillett served as Secretary of Finance for the Commonwealth of Virginia from 1996 to 2001 and from 1993 served as State Treasurer for the Commonwealth. He served as Deputy State Treasurer from 1987-93.

Mr. Tillett also served as a Senior Legislative Analyst for the Joint Legislative Audit and Review Commission (1978-83) and the House Appropriations Committee (1983-87) of the Virginia General Assembly. In addition to these positions, Mr. Tillett has served on a significant number of boards and government authorities, including the Board of Visitors for The College of William and Mary and the Virginia Blood Service Board of Directors, chairing that Board's Finance and Audit Committee. Mr. Tillett is a 1979 graduate of Virginia Commonwealth University.

"We are pleased to have Ron Tillett join our Board of Directors," said Ron Hicks, Chairman of the Board of Union Bankshares. "Ron's financial background and experience will make him a strong addition to the Union Bankshares team, including our audit committee."

Mr. Tillett shared, "It is a tremendous honor and privilege to be elected to the Board of Directors of one of the strongest performing financial services holding companies' in Virginia. I look forward to working with management to continuing growing Union Bankshares Corporation's assets while continuing to provide full-service community banking services to our customers."

Union Bankshares is one of the largest community banking organizations based in Virginia, providing full service banking to the Central, Rappahannock, Williamsburg and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank & Trust (19 locations in the counties of Caroline, Hanover, King George, King William, Spotsylvania, Stafford, Westmoreland and the City of Fredericksburg), Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster), Rappahannock National Bank in Washington, Virginia and Bank of Williamsburg in Williamsburg and Newport News. Union Bank and Trust also operates a loan production office in Manassas, Virginia and has announced plans to open a Loan Production Office in the Richmond market in the second quarter. In addition, Union Investment Services, Inc. provides full brokerage services and Mortgage Capital Investors provides a full line of mortgage products.

This press release may contain "forward-looking statements," within the meaning of federal securities laws, that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company's most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Union Bankshares Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made